Exhibit 99.1

Jamf Announces Second Quarter 2020 Financial Results

•	Q2 total revenue grew 29% year-over-year to $62.2 million
•	Recurring revenue grew 42% year-over-year to $58.7 million
•	ARR grew 36% year-over-year to $241 million

MINNEAPOLIS, MN – September 1, 2020 – Jamf (NASDAQ: JAMF), the standard in Apple Enterprise Management, today announced financial results for its second quarter ended June 30, 2020.

Financial Highlights for the Second Quarter 2020:

•	ARR: ARR increased 36% year-over-year to $241 million as of June 30, 2020.
•	Revenue: Total revenue was $62.2 million, an increase of 29% year-over-year. Recurring revenue was $58.7 million, an increase of 42% year-over-year.
•	Gross Profit: GAAP gross profit was $48.6 million, or 78% of total revenue, compared to $34.8 million, or 72% of total revenue, in the second quarter of 2019. Non-GAAP gross profit was $51.3 million, or 82% of total revenue, compared to $37.4 million, or 77% of total revenue, in the second quarter of 2019.
•	Operating Loss/Income: GAAP operating income was $4.2 million, or 6.8% of total revenue, compared to GAAP operating loss of $4.4 million in the second quarter of 2019. Non-GAAP operating income was $11.2 million, or 18.0% of total revenue, compared to $4.4 million in the second quarter of 2019, or 9.0% of total revenue.
•	Cash Flow: Cash flow provided by operations was $16.8 million, compared to negative $1.9 million used in the second quarter of 2019. Unlevered free cash flow was $21.0 million, or 33.8% of total revenue, compared to $1.8 million in the second quarter of 2019, or 3.8% of total revenue.

A reconciliation between historical GAAP and non-GAAP information is contained in the tables below and the section titled "Non-GAAP Financial Measures" below contains reconciliations of these non-GAAP financial measures.

“We delivered strong second quarter results driven by the essential role we play in deploying, managing and securing Apple in the enterprise, education and healthcare,” said Dean Hager, CEO of Jamf. “We experienced strength across our key metrics, including ARR which grew 36% year-over-year, and which we believe provides the best representation of the underlying growth of our business. The extraordinary challenges resulting from COVID-19 have accelerated remote work, distance learning and telehealth trends, and have continued demand for our platform which enables businesses, hospitals and schools to connect, manage and protect their Apple devices remotely. We are excited about the multiple growth drivers for the business and the large and growing market opportunity ahead of us. We look forward to continuing to help organizations successfully deploy Apple devices seamlessly and securely across their organizations.”

Recent Business Highlights:

•	Completed its initial public offering and began trading on Nasdaq on July 22, 2020. Net proceeds from the IPO were approximately $319 million, after underwriting discounts and estimated offering expenses. On July 27th, we paid down debt and related interest and penalties of approximately $210.4 million.
•	Grew the number of devices running Jamf to 17.2 million in the second quarter, representing 19% growth over the same period last year.
•	Introduced macOS malware prevention and unified log forwarding to help organizations keep users, devices and company data secure and compliant. These new capabilities added to Jamf Protect give enterprise security teams extended visibility into their macOS fleet and the ability to prevent, respond and block identified threats.
•	Introduced Virtual Visits, a new, patent pending telehealth workflow to protect healthcare providers while still enabling quality care and providing connectivity to patients. With Virtual Visits powered by Jamf, healthcare organizations can configure and instantly deploy third-party conferencing platforms like Cisco Webex, Zoom and Microsoft Teams to iPad or iPhone. Providers are able to easily virtually round to their patients, and patients can simply connect with loved ones outside the hospital - without IT ever having to touch the device.
•	Announced Learn Anywhere, a complete Apple education solution for schools, teachers and students looking to communicate, use engaging resources and assess learning objectives from any environment.

Financial Outlook:

For the third quarter of 2020, the company currently expects:

•	Total revenue of $65 to $66 million
•	Non-GAAP operating income of $5 to $7 million

For the full year 2020, the company currently expects:

•	Total revenue of $255 to $257 million
•	Non-GAAP operating income of $20 to $23 million

Conference Call Information:

Jamf will host a conference call and live webcast for analysts and investors at 3:30 p.m Central Time (4:30 p.m. Eastern Time) on September 1, 2020. The news release with the financial results will be accessible from the company’s website prior to the conference call. Parties in the United States and Canada can access the call by dialing +1 (833) 519-1319, and international parties can access the call by dialing +1 (914) 800-3885.

The webcast will be accessible on Jamf’s investor relations website at https://ir.jamf.com. A telephonic replay of the conference call will be available through Tuesday, September 8, 2020. To access the replay, parties should dial (855) 859-2056, or (404) 537-3406 and enter the passcode 9599614#.

Non-GAAP Financial Measures:

In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of Non-GAAP Operating Expenses, Non-GAAP Gross Profit, Non-GAAP Gross Profit Margin, Non-GAAP Operating Income, Non-GAAP Operating Income Margin, Unlevered Free Cash Flow and Unlevered Free Cash Flow Margin are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation, depreciation and amortization expense, acquisition-related expenses, acquisition-related earnout, foreign currency transaction loss and discrete tax items. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. Jamf is not providing a quantitative reconciliation of forward-looking guidance of non-GAAP operating income to its most directly comparable GAAP measure because certain items are out of Jamf’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, acquisition-related expenses and acquisition-related earn-out. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period. Accordingly, a reconciliation for forward-looking non-GAAP operating income is not available without unreasonable effort. However, for the third quarter of 2020 and full year 2020 amortization is expected to be $8.3 million and $33.3 million, respectively. In addition, for the third quarter of 2020 and full year 2020 stock-based compensation is expected to be $2.3 million and $6.7 million, respectively.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and market positioning. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", "intend", "believe", "may", "will", "should", "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: the impact on our operations and financial condition from the effects of the current COVID-19 pandemic; the potential impact of customer dissatisfaction with Apple or other negative events affecting Apple services and devices, and failure of enterprises to adopt Apple products; the potentially adverse impact of changes in features and functionality by Apple on our engineering focus or product development efforts; changes in our continued relationship with Apple; the fact that we are not party to any exclusive agreements or arrangements with Apple; our reliance, in part, on channel partners for the sale and distribution of our products; risks associated with cyber-security events; the impact of reputational harm if users perceive our products as the cause of device failure; our ability to successfully develop new products or materially enhance current products through our research and development efforts; our ability to continue to attract new customers; our ability to retain our current customers; our ability to sell additional functionality to our current customers; our ability to meet service-level commitments under our subscription agreements; our ability to correctly estimate market opportunity and forecast market growth; risks associated with failing to continue our recent growth rates; our dependence on one of our products for a substantial portion of our revenue; our ability to scale our business and manage our expenses; our ability to change our pricing models, if necessary to compete successfully; the impact of delays or outages of our cloud services from any disruptions, capacity limitations or interferences of third-party data centers that host our cloud services, including AWS; our ability to maintain, enhance and protect our brand; our ability to maintain our corporate culture; the ability of Jamf Nation to thrive and grow as we expand our business; the potential impact of inaccurate, incomplete or misleading content that is posted on Jamf Nation; our ability to offer high-quality support; risks and uncertainties associated with potential acquisitions and divestitures, including, but not limited to, disruptions to ongoing operations; diversions of management from day-to-day responsibilities; adverse impacts on our financial condition; failure of an acquired business to further our strategy; uncertainty of synergies; personnel issues; resulting lawsuits and issues unidentified in diligence processes; our ability to predict and respond to rapidly evolving technological trends and our customers' changing needs; our ability to compete with existing and new companies; the impact of adverse general and industry-specific economic and market conditions; the impact of reductions in IT spending; the impact of real or perceived errors, failures or bugs in our products; the impact of interruptions or performance problems associated with our technology or infrastructure; our ability to attract and retain highly qualified personnel; risks associated with competitive challenges faced by our customers; the impact of statutory and regulatory determinations on our offerings to governmental entities; risks associated with stringent and changing privacy laws, regulations and standards, and information security policies and contractual obligations related to data privacy and security; the impact of any catastrophic events; and, risks associated with our financial results or difficulty in predicting our financial results due to our revenue recognition. Given these factors, as well as other variables that may affect Jamf’s operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. Jamf undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About Jamf

Jamf, the standard in Apple Enterprise Management, extends the legendary Apple experience that users have come to expect to businesses, hospitals, schools and government agencies through its software and the world’s largest online community of IT administrators exclusively focused on Apple, Jamf Nation.

Investor Contact:

Lisa Laukkanen & Lana Adair

ir@jamf.com

Media Contact:

Rachel Nauen

media@jamf.com

Jamf Holding Corp.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30,	December 31,
	2020	2019
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$38,424	$32,433
Trade accounts receivable, net	53,275	46,513
Income taxes receivable	554	14
Deferred contract costs	7,270	5,553
Prepaid expenses	10,880	10,935
Other current assets	6,314	3,133
Total current assets	116,717	98,581

Equipment and leasehold improvements, net	11,494	12,477
Goodwill	539,818	539,818
Other intangible assets, net	218,430	235,099
Deferred contract costs	20,334	16,234
Other assets	2,557	2,599
Total assets	$909,350	$904,808

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,909	$3,684
Accrued liabilities	26,099	26,927
Income taxes payable	1,081	819
Deferred revenues	130,309	120,089
Total current liabilities	161,398	151,519

Deferred revenues, noncurrent	27,429	20,621
Deferred tax liability	14,913	18,133
Debt	201,891	201,319
Other liabilities	6,876	9,338
Total liabilities	412,507	400,930

Commitments and contingencies

Stockholders' equity:
Common stock, $0.001 par value, 132,000,000 shares authorized, 102,862,404 and 102,843,612 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	103	103
Additional paid-in capital	570,434	568,756
Accumulated deficit	(73,694)	(64,981)
Total stockholders' equity	496,843	503,878
Total liabilities and stockholders' equity	$909,350	$904,808

Jamf Holding Corp.

Consolidated Statements of Operations

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Subscription	$52,978	$37,216	$103,056	$70,956
Services	2,451	4,794	6,461	9,295
License	6,802	6,300	13,104	12,187
Total revenue	62,231	48,310	122,621	92,438

Cost of revenue:
Cost of subscription (exclusive of amortization shown below)	8,762	7,423	18,010	14,380
Cost of services (exclusive of amortization shown below)	2,207	3,549	5,293	7,192
Amortization expense	2,678	2,513	5,355	4,954
Total cost of revenue	13,647	13,485	28,658	26,526

Gross profit	48,584	34,825	93,963	65,912

Operating expenses:
Sales and marketing	20,202	16,612	42,484	31,888
Research and development	11,929	9,491	24,546	18,534
General and administrative	6,603	7,534	17,892	14,797
Amortization expense	5,634	5,626	11,308	11,259
Total operating expenses	44,368	39,263	96,230	76,478

Income (loss) from operations	4,216	(4,438)	(2,267)	(10,566)

Interest expense, net	(4,690)	(5,481)	(9,468)	(10,952)
Foreign currency transaction loss	(13)	(197)	(317)	(450)
Other income, net	36	55	91	110
Loss before income tax benefit	(451)	(10,061)	(11,961)	(21,858)

Income tax benefit	28	2,390	3,248	5,177

Net loss	$(423)	$(7,671)	$(8,713)	$(16,681)

Net loss per share, basic and diluted	$(0.00)	$(0.07)	$(0.08)	$(0.16)

Weighted-average shares used to compute net loss per share, basic and diluted	102,862,404	102,709,405	102,861,475	102,694,756

(1) Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cost of revenue:
Subscription	$38	$55	$76	$118
Services	-	-	-	-
Sales and marketing	111	143	222	236
Research and development	141	95	298	185
General and administrative	474	356	979	679
	$764	$649	$1,575	$1,218

Jamf Holding Corp.

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Six Months Ended June 30,
	2020	2019
Cash provided by (used in) operating activities:
Net loss	$(8,713)	$(16,681)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization expense	19,002	18,085
Amortization of deferred contract costs	4,218	2,795
Amortization of debt issuance costs	571	571
Provision for bad debt expense and returns	812	-
Loss (gain) on disposal of equipment and leasehold
improvements	12	(7)
Share-based compensation	1,575	1,218
Deferred taxes	(3,217)	(5,407)
Adjustment to contingent consideration	(3,700)	-
Changes in operating assets and liabilities:
Trade accounts receivable	(7,374)	(10,637)
Income tax receivable/payable	(278)	(226)
Prepaid expenses and other assets	429	(2,663)
Deferred contract costs	(10,035)	(8,701)
Accounts payable	258	(1,437)
Accrued liabilities	(2,371)	(828)
Deferred revenues	17,028	14,207
Other liabilities	1,240	(8)
Net cash provided by (used in) operating activities	9,457	(9,719)

Cash used in investing activities:
Acquisition, net of cash acquired	-	(35,306)
Purchases of equipment and leasehold improvements	(1,366)	(3,319)
Net cash used in investing activities	(1,366)	(38,625)

Cash used in financing activities:
Proceeds from credit agreements	-	40,000
Debt issuance costs	-	(1,550)
Cash paid for offering costs	(2,203)	-
Proceeds from the exercise of stock options	103	656
Net cash used in financing activities	(2,100)	39,106

Net increase (decrease) in cash	5,991	(9,238)

Cash, beginning of period	32,433	39,240

Cash, end of period	$38,424	$30,002

Jamf Holding Corp.

Supplemental Financial Information

Disaggregated Revenues

(In thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
SaaS subscription and support and maintenance	$52,978	$37,216	$103,056	$70,956
On-premise subscription	5,770	4,048	10,310	7,089
Recurring revenue	58,748	41,264	113,366	78,045
Perpetual licenses	1,032	2,252	2,794	5,098
Professional services	2,451	4,794	6,461	9,295
Non-recurring revenue	3,483	7,046	9,255	14,393
Total revenue	$62,231	$48,310	$122,621	$92,438

Jamf Holding Corp.

Supplemental Financial Information

Reconciliation of GAAP to non-GAAP Financial Data

(In thousands)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Operating expenses	$44,368	$39,263	$96,230	$76,478
Amortization expense	(5,634)	(5,626)	(11,308)	(11,259)
Stock-based compensation	(726)	(594)	(1,499)	(1,100)
Acquisition-related expense	(1,636)	-	(3,236)	(904)
Acquisition-related earnout	3,700	-	3,700	-
Non-GAAP Operating Expenses	$40,072	$33,043	$83,887	$63,215

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Gross profit	$48,584	$34,825	$93,963	$65,912
Amortization expense	2,678	2,513	5,355	4,954
Stock-based compensation	38	55	76	118
Non-GAAP Gross Profit	$51,300	$37,393	$99,394	$70,984
Non-GAAP Gross Profit Margin	82%	77%	81%	77%

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Operating income (loss)	$4,216	$(4,438)	$(2,267)	$(10,566)
Stock-based compensation	764	649	1,575	1,218
Acquisition-related expense	1,636	-	3,236	904
Amortization expense	8,312	8,139	16,663	16,213
Acquisition-related earnout	(3,700)	-	(3,700)	-
Non-GAAP Operating Income	$11,228	$4,350	$15,507	$7,769
Non-GAAP Operating Income Margin	18%	9%	13%	8%

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net loss	$(423)	$(7,671)	$(8,713)	$(16,681)
Stock-based compensation	764	649	1,575	1,218
Acquistion-related expense	1,636	-	3,236	904
Amortization expense	8,312	8,139	16,663	16,213
Acquisition-related earnout	(3,700)	-	(3,700)	-
Foreign currency transaction loss	13	197	317	450
Discrete tax items	108	5	(210)	24
Benefit for income taxes (1)	(1,716)	(2,195)	(4,420)	(4,589)
Non-GAAP Net Income (Loss)	$4,994	$(876)	$4,748	$(2,461)
Net loss per share:
Basic	$(0.00)	$(0.07)	$(0.08)	$(0.16)
Diluted	$(0.00)	$(0.07)	$(0.08)	$(0.16)
Weighted-average shares used in computing net loss per share:
Basic	102,862,404	102,709,405	102,861,475	102,694,756
Diluted	102,862,404	102,709,405	102,861,475	102,694,756
Non-GAAP Net Income (Loss) per Share:
Basic	$0.05	$(0.01)	$0.05	$(0.02)
Diluted	$0.05	$(0.01)	$0.05	$(0.02)
Weighted-average shares used in computing Non-GAAP Net Income (Loss) per Share:
Basic	102,862,404	102,709,405	102,861,475	102,694,756
Diluted	105,348,252	102,709,405	105,326,099	102,694,756

(1) The related tax effects of the adjustments to Non-GAAP Net Income (Loss) were calculated using the respective statutory tax rates for applicable jurisdictions, which is not materially different from our annual effective tax rate of approximately 25%.

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Net cash provided by (used in) operating activities	$16,812	$(1,860)	$9,457	$(9,719)
Add:
Cash paid for interest	4,528	5,499	9,262	10,568
Cash paid for acquisition-related expense	-	-	1,600	904
Less:
Purchases of equipment and leasehold improvements	(327)	(1,815)	(1,366)	(3,319)
Unlevered free cash flow	$21,013	$1,824	$18,953	$(1,566)
Unlevered free cash flow margin	34%	4%	15%	-2%